UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 11, 2014

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000,

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2014, the Board of Directors of RF Industries, Ltd. (the “Company”) took the following actions with respect to its senior executive officers:

1.           Appointment of President. Mr. Hill has been the Company’s Chief Executive Officer for more than two decades. As previously announced, on March 12, 2014, James Doss resigned as the Company’s President. Accordingly, on April 11, 2014, in addition to Mr. Hill’s current position as Chief Executive Officer, the Board of Directors appointed Mr. Hill to also serve as the Company’s President.

2.           Executive Employment Agreements. On April 11, 2014 the Board of Directors approved, and the Company entered into, employment agreements with Howard Hill, the Company’s Chief Executive Officer and new President, Mark Turfler, the Company’s Chief Financial Officer, and Darren Clark, the President of the Company’s Cables Unlimited, Inc. subsidiary. The three employment agreements are substantially identical, except for certain compensation and related provisions. The following is a summary of the three new employment arrangements:

Howard Hill. Under his new, April 11, 2014 new employment agreement, Howard F. Hill will serve as the Company’s Chief Executive Officer and President through December 31, 2014 (the “Term”), subject to earlier termination as provided in the employment agreement. A copy of Mr. Hill’s employment agreement is attached as Exhibit 10.1 hereto, and the following summary of the employment agreement is qualified by reference to such exhibit.

Under the employment agreement, Mr. Hill is entitled to receive an annual base salary of $240,000 per annum, which base salary may be increased to $252,000 during the Term if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. In connection with the execution of the employment agreement, the Board paid Mr. Hill a signing bonus of $10,000 and granted him a five-year incentive stock option to purchase 4,000 shares of the Company’s common stock at an exercise price of $5.88 per share (which price is equal to the closing price of the Company’ common stock on the date of grant). Mr. Hill will participate in the Company’s annual bonus plan pursuant to which his target bonus opportunity shall be fifty percent (50%) of his base salary. Mr. Hill also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company, to the life insurance policy and disability insurance policy that the Company currently maintains for Mr. Hill, and to six weeks of paid vacation per year.

Additionally, Mr. Hill is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates Mr. Hill’s employment without “cause” (as defined in the employment agreement), the Company has agreed to pay Mr. Hill upon termination an amount equal to the salary that would have been paid to Mr. Hill during the balance of the Term; (ii) if Mr. Hill terminates his employment for Good Reason (as defined in the employment agreement), Mr. Hill is entitled to severance compensation in the form of continuation of base salary and existing medical and dental insurance for the balance of the Term; and (iii) within six months after a Change of Control (as defined in the employment agreement), Mr. Hill terminates his employment agreement for Good Reason or his employment is terminated by the Company other than for cause. In the event of such a termination following a Change of Control, Mr. Hill will have the right to receive a cash payment in an amount equal to 12 month’s salary (based on Mr. Hill’s monthly salary at the time of such termination).

Mark Turfler. The Company also entered into an employment agreement with Mark Turfler, pursuant to which Mr. Turfler will continue to serve as the Company’s Chief Financial Officer through December 31, 2014. A copy of the employment agreement is attached as Exhibit 10.2 hereto, and the following summary of the employment agreement is qualified by reference to such exhibit.

Under the employment agreement, Mr. Turfler is entitled to receive an annual salary of $141,564 per annum, which base salary may be increased to $148,642 during the Term if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. Under his employment agreement, Mr. Turfler was granted a ten-year incentive stock option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to $5.88 per share (the closing price of the common stock on the date of the employment agreement). The option shall vest as follows: (i) Options for 10,000 shares vested on April 11, 2014, and (ii) options to purchase 10,000 shares shall vest on each of the next nine annual anniversaries of the date of the date of the employment agreement, provided that Mr. Turfler still is employed at the Company on each such anniversary. Mr. Turfler also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company, to the life insurance policy and disability insurance policy that the Company currently maintains for Mr. Turfler, and to two weeks of paid vacation per year.

Additionally, Mr. Turfler is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates Mr. Turfler’ employment without “cause” (as defined in the employment agreement), the Company has agreed to pay Mr. Turfler upon termination an amount equal to the salary that would have been paid to Mr. Turfler during the balance of the Term; and (ii) if a Change of Control (as defined in the employment agreement) occurs and Mr. Turfler terminates his employment agreement for Good Reason or his employment is terminated by the Company other than for cause, Mr. Turfler will have the right to receive a cash payment in an amount equal to six month’s salary (based on Mr. Turfler’s monthly salary at the time of such termination).

Darren Clark. The Company also entered into an employment agreement with Darren Clark, pursuant to which Mr. Clark will continue to serve as the President of Cables Unlimited, Inc. through December 31, 2014. A copy of the employment agreement is attached as Exhibit 10.3 hereto, and the following summary of the employment agreement is qualified by reference to such exhibit.

Under the employment agreement, Mr. Clark is entitled to receive an annual salary of $150,000 per annum, which base salary may be increased to $157,500 during the Term if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. Under his employment agreement, Mr. Clark was granted a five-year incentive stock option to purchase 2,000 shares of the Company’s common stock at an exercise price equal to $5.88 per share (the closing price of the common stock on the date of the employment agreement). Mr. Clark will participate in the Company’s annual bonus plan pursuant to which his target bonus opportunity shall be fifty percent (50%) of his base salary. Mr. Clark also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company, to the life insurance policy and disability insurance policy that the Company currently maintains for Mr. Clark, and to four weeks of paid vacation per year.

Additionally, Mr. Clark is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates Mr. Clark’ employment without “cause” (as defined in the employment agreement), the Company has agreed to pay Mr. Clark upon termination an amount equal to the salary that would have been paid to Mr. Clark during the balance of the Term; and (ii) if a Change of Control (as defined in the employment agreement) occurs and Mr. Clark terminates his employment agreement for Good Reason or his employment is terminated by the Company other than for cause, Mr. Clark will have the right to receive a cash payment in an amount equal to 12 month’s salary (based on Mr. Clark’s monthly salary at the time of such termination).

Item 8.01 Other Events

On April 16, 2014 the Company announced a new plan to repurchase up to 500,000 of its shares of common stock, par value $0.01 per share. The plan allows purchases to be made from time to time in the open market, negotiated and block transactions in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Rule 10b-18 is a “safe harbor” rule, which allows issuers to repurchase shares of their own stock in the public market, subject to compliance with particular repurchase requirements.

The Company issued a press release announcing its new stock repurchase program. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 11, 2014, by and among RF Industries, Ltd. and Howard Hill
10.2	Employment Agreement, dated April 11, 2014, by and among RF Industries, Ltd. and Mark Turfler
10.3	Employment Agreement, dated April 11, 2014, by and among RF Industries, Ltd. and Darren Clark
99.1	Press release, dated April 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2014

	By:	/s/ HOWARD HILL
Howard Hill
Chief Executive Officer